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                                                                     EXHIBIT 5.2


                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]


                                January 21, 1998


Anchor Glass Container Corporation
Consumers U.S., Inc.
One Anchor Plaza
4343 Anchor Plaza Parkway
Tampa, Florida 33634-7513

Gentlemen:

         We are acting as counsel for Anchor Glass Container Corporation, a Delaware corporation (the "Company"), and Consumers U.S., Inc., a Delaware corporation and parent of the Company (the "Guarantor"), in connection with the proposed issuance and exchange of up to $150,000,000 aggregate principal amount of the Company's 11 1/4% First Mortgage Notes due 2005 (the "New Notes") for an equal principal amount of the Company's 11 1/4% First Mortgage Notes due 2005 outstanding on the date hereof (the "Old Notes"), to be issued pursuant to the Indenture dated as of April 17, 1997 (the "Indenture") by and among the Company, as issuer, the Guarantor, as guarantor, and The Bank of New York, as trustee (the "Trustee"). The New Notes are to be guaranteed on a senior secured basis (the "Guarantee") by the Guarantor.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that:

1. When the New Notes have been duly executed by authorized officers of the Company and authenticated by the Trustee in accordance with the Indenture and issued in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be valid and binding obligations of the Company.

2. When the New Notes have been duly executed by authorized officers of the Company and authenticated by the Trustee in accordance with the Indenture and issued in exchange for

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                    [JONES, DAY, REAVIS & POGUE LETTERHEAD]

Anchor Glass Container Corporation
Consumers U.S., Inc.
January 21, 1998
Page 2


         the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantee will be a valid and binding obligation of the Guarantor.

         The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America, as currently in effect.

         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on Form S-4 filed by the Company and the Guarantor to register the exchange of the New Notes for the Old Notes under the Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                                     Very truly yours,

                                                     JONES, DAY, REAVIS & POGUE